Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 33-75468) of Danka Business Systems PLC,

2)	Registration Statement (Form S-8 No. 33-75474) of Danka Business Systems PLC,

3)	Registration Statement (Form S-8 No. 333-18615) pertaining to the Danka 1996 Non-Employee Directors Share Option Plan,

4)	Registration Statement (Form S-8 No. 333-89837) pertaining to the Danka 401(k) Profit Sharing Plan,

5)	Registration Statement (Form S-8 No. 333-83936) pertaining to the Danka Section 423 Employee Stock Purchase Plan,

6)	Registration Statement (Form S-8 No. 333-83938) of Danka Business Systems PLC,

7)	Registration Statement (Form S-8 No. 333-118768) pertaining to the Danka 401(k) Profit Sharing Plan,

8)	Registration Statement (Form S-8 No. 333-87042) pertaining to the Danka 1999 Share Option Plan and the Danka 2001 Long Term Incentive Plan,

9)	Registration Statement (Form S-8 No. 333-100933) pertaining to the Danka 2002 Outside Director Stock Compensation Plan,

10)	Registration Statement (Form S-3 No. 33-95898) of Danka Business Systems PLC,

11)	Registration Statement (Form S-3 No. 33-94596) of Danka Business Systems PLC,

12)	Registration Statement (Form S-3 No. 33-08455) of Danka Business Systems PLC,

13)	Registration Statement (Form S-4 No. 333-109161) of Danka Business Systems PLC;

of our report dated July 11, 2008, with respect to the consolidated financial statements and schedule of Danka Business Systems PLC, included in this Annual Report (Form 10-K) for the year ended March 31, 2008.

/s/ Ernst & Young LLP

Certified Public Accountants

Tampa, Florida

July 11, 2008

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